Matt Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL COMMENTS ON FOURTH QUARTER 2019 FINANCIAL RESULTS

Pembroke, Bermuda, January 21, 2020 - AXIS Capital Holdings Limited ("AXIS Capital" or the "Company") (NYSE: AXS) today announced that it anticipates reporting modest operating income for the fourth quarter of 2019.

The Company's results were impacted by a pre-tax loss for catastrophes and other weather-related events of $140 million, net of estimated reinsurance recoveries and reinstatement premiums in the fourth quarter. This amount included a pre-tax loss for Japanese Typhoon Hagibis of $93 million, primarily attributable to the Company's reinsurance segment, consistent with the previously disclosed range. Other weather-related events included Australian wildfires and regional weather events in the United States.

The Company's results also included a pre-tax underwriting loss for its reinsurance agriculture business of approximately $29 million primarily related to poor weather conditions that impacted the Company's United States and India books of business.

In addition, the Company's results included net favorable prior year reserve development of $14 million primarily attributable to motor, credit, surety and political risk, partially offset by loss development attributable to Hurricane Irma, consistent with industry trends.

After consideration of these items, AXIS Capital noted further improvements in pricing and performance in core Insurance lines in the fourth quarter. AXIS Capital's results will be discussed during its conference call on Thursday, January 30, 2020 at 9:30 AM (EST).

The Company’s loss estimates are based on its ground-up assessment of losses from individual contracts and treaties exposed to the affected regions, including preliminary information from clients, brokers and loss adjusters. Industry insured loss estimates, market share analyses and catastrophe modeling analyses were also taken into account where appropriate. Due to the nature of these events, including the complexity of loss assessment and factors contributing to the losses, and the preliminary nature of the information available to prepare these estimates, the actual net ultimate losses for these events may differ materially from these current estimates.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity at September 30, 2019 of $5.6 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and the Middle East. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A+" ("Superior") by A.M. Best. For more information about AXIS Capital, visit the Company's website at www.axiscapital.com.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Website and Social Media Disclosure
The Company uses its website (www.axiscapital.com) and its corporate Twitter (@AXIS_Capital) and LinkedIn (AXIS Capital) accounts as channels of distribution of Company information. The information posted through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following the Company's press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received when enrolled in the Company's "E-mail Alerts" program, which can be found in the Investor Information section of the Company's website (www.axiscapital.com). The contents of the Company's website and social media channels are not, however, part of this press release.
Please be sure to follow AXIS Capital on LinkedIn.
LinkedIn: http://bit.ly/2kRYbZ5

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. Forward-looking statements contained in this press release include information regarding the Company's estimates of losses related to catastrophe and other weather-related events, an underwriting loss for its agriculture business and prior year reserve development for the fourth quarter of 2019. These statements involve risks, uncertainties and assumptions. Important factors that could cause actual events or results to differ materially from expectations include actual claims exceeding loss reserves; the failure of any of the loss limitation methods employed; the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions; the failure of cedants to adequately evaluate risks; the use of industry catastrophe models and changes to these models; general economic conditions; and the other factors set forth in the Company's most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. AXIS Capital undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com